Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2017 Financial Results

72% Annual Revenue Growth, Record Large Deals in Q4, and 75% YoY Growth of Nutanix AHV Hypervisor Mark Strong Close to Fiscal 2017

SAN JOSE, Calif.--(BUSINESS WIRE)--August 31, 2017--Nutanix, Inc. (NASDAQ:NTNX), a leader in enterprise cloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2017.

Fourth Quarter Fiscal Year 2017 Financial Highlights

  Revenue: $226.1 million, growing 62% year-over-year from $139.8 million in the fourth quarter of fiscal 2016
  Billings: $289.2 million, growing 40% year-over-year from $206.6 million in the fourth quarter of fiscal 2016
  Net Loss: GAAP net loss of $90.7 million, compared to a GAAP net loss of $49.9 million in the fourth quarter of fiscal 2016; Non-GAAP net loss of $50.6 million, compared to a non-GAAP net loss of $46.7 million in the fourth quarter of fiscal 2016
  Net Loss Per Share: GAAP net loss per share of $0.59, compared to a pro forma GAAP net loss per share of $0.41 in the fourth quarter of fiscal 2016; Non-GAAP net loss per share of $0.33, compared to a pro forma non-GAAP net loss per share of $0.39 in the fourth quarter of fiscal 2016
  Cash and Short-term Investments: $349.1 million, up 88% from the fourth quarter of fiscal 2016
  Deferred Revenue: $526.1 million, up 77% from the fourth quarter of fiscal 2016
  Operating Cash Flow: $5.9 million, compared to $2.4 million in the fourth quarter of fiscal 2016
  Free Cash Flow: $(6.5) million, compared to $(6.5) million in the fourth quarter of fiscal 2016

Fiscal 2017 Financial Highlights

  Revenue: $766.9 million, growing 72% year-over-year from $444.9 million in fiscal 2016
  Billings: $990.5 million, growing 55% year-over-year from $637.8 million in fiscal 2016
  Net Loss: GAAP net loss of $458.0 million, compared to a GAAP net loss of $168.5 million in fiscal 2016; Non-GAAP net loss of $199.1 million, compared to a non-GAAP net loss of $150.4 million in fiscal 2016
  Net Loss Per Share: GAAP net loss per share of $3.57, compared to a GAAP net loss per share of $3.83 in fiscal 2016; pro forma GAAP net loss per share of $3.23, compared to a pro forma GAAP net loss per share of $1.40 in fiscal 2016; pro forma Non-GAAP net loss per share of $1.40, compared to a pro forma non-GAAP net loss per share of $1.25 in fiscal 2016
  Operating Cash Flow: $13.8 million, compared to $3.6 million in fiscal 2016
  Free Cash Flow: $(36.4) million, compared to $(38.7) million in fiscal 2016

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“The fourth quarter was another record quarter and an outstanding conclusion to the fiscal year. Our newly announced products, Nutanix Calm and Xi Cloud Services, extend our market opportunity by simplifying and harmonizing datacenter operations for the multi-cloud era,” said Dheeraj Pandey, CEO, Nutanix. “This quarter, marked by record revenues, continued adoption of AHV, increased software-only sales, strong growth from our OEM partners, and positive operating cash flow, was a great way to end our first year as a public company.”

Recent Company Highlights

  Continued Customer Growth: Nutanix ended the fourth quarter of fiscal 2017 with 7,051 end-customers, adding over 875 new end-customers during the quarter. Fourth quarter customer wins included ABC Stores, Amgen, Bacardi, HCA Healthcare, Konica Minolta Business Solutions Europe GmbH, The Hershey Company, The Home Depot, and Tokopedia.
  Increased Number of $1 Million+ Deals: 43 customers with deals over $1 million in the quarter, up 39% YoY.
  Innovating for the Multi-Cloud Era: Introduced Nutanix Calm and Xi Cloud Services, along with a strategic alliance with Google to blend the Nutanix environment with the Google Cloud Platform, providing new functionality to address the challenges of the multi-cloud era.
  Increased AHV Penetration: Saw a 75% YoY increase in adoption of AHV, Nutanix’s built-in hypervisor, based on a four-quarter rolling average of nodes using AHV as a percentage of total nodes sold.
  Strong Participation in 3rd Annual .NEXT Conference: 3,500+ attendees with 50+ customer speakers, over 60 partner sponsors, and keynote addresses from many industry visionaries including Bill McDermott, CEO, SAP; Diane Greene, SVP, Google Cloud; Chad Sakac, President, VCE - Converged Platform Division, Dell EMC; and Kirk Skaugen, EVP and President, Lenovo Datacenter Group.

Q1 Fiscal 2018 Financial Outlook

For the first quarter of fiscal 2018, Nutanix expects:

  Revenues between $240 and $250 million;
  Non-GAAP gross margin of approximately 58%;
  Non-GAAP operating expenses between $195 and $200 million;
  Non-GAAP net loss per share of $0.37, using 156 million weighted shares outstanding.

Supplementary materials to this earnings release, including the company’s fourth quarter fiscal 2017 investor presentation, can be found at http://ir.nutanix.com/company/financial/.

All forward-looking non-GAAP financial measures contained in this section titled "Q1 Fiscal 2018 Financial Outlook" exclude stock-based compensation expense, and may also exclude, as applicable, other special items. The company has not reconciled guidance for non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss per share to their most directly comparable GAAP measures because such items that impact these measures are not within its control and are subject to constant change. While the actual amounts of such items will have a significant impact on the company’s non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss per share, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s fiscal fourth quarter and fiscal 2017 financial results on a conference call at 4:30 p.m. Eastern time/1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 54205144. This call is being webcast live and is available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 54205144.

New Revenue Standard—ASC 606

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition, commonly referred to as ASC 606. Nutanix has elected to early adopt the standard effective August 1, 2017 using the full retrospective method, which requires the restatement of each prior reporting period presented. Nutanix will file an 8-K with the SEC and hold a call for all interested parties to review the impact of these rules on prior reported periods as well as update Q1 Fiscal 2018 guidance under the new standard on Tuesday, September 5th at 4:00 pm Eastern time/1:00 p.m. Pacific time. To listen to the call via telephone, dial 1-833-227-5841 in the United States or 1-647-689-4068 from outside the United States. The conference ID is 73993615. This call is being webcast live and is available to all interested parties on our Investor Relations website at ir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week following the conference call at 1-800-585-8367 or 1-416-621-4642, conference ID 73993615.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow. In computing these non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, revaluation of contingent consideration, income tax related impact, and other acquisition-related costs), loss on debt extinguishment, and changes in the fair value of our preferred stock warrant liability. Billings is a performance measure which our management believes provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that our management believes provides useful information to management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial and key performance measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. However, these non-GAAP financial and key performance measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP net loss, pro forma non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross profit, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash (Used In) Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward Looking Statements

This press release contains express and implied forward-looking statements, including but not limited to statements relating to our competitive differentiation, our plans and expectations relating to product features and technology that are under development or in process, and capabilities of such product features and technology, our plans to introduce product features in future releases, our plans and expectations relating to our relationship with Google and the interoperability of our products with Google Cloud Platform, and anticipated future financial results, including but not limited to our guidance on estimated revenues, non-GAAP gross margin, and non-GAAP net loss per share for future fiscal periods. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; delays in or lack of customer or market acceptance of our new product features or technology; the failure of our software to interoperate on different hardware platforms; delays in the formation of new strategic partnerships and the possibility that we may not receive anticipated results from forming such strategic partnerships; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks detailed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2017, filed with the SEC on June 2, 2017 and amended on July 5, 2017. Additional information will also be set forth in our Form 10-K that will be filed for the fiscal year ended July 31, 2017, which should be read in conjunction with these financial results. Our SEC filings are available on the Investor Relations section of the company’s website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation to update forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix makes infrastructure invisible, elevating IT to focus on the applications and services that power their business. The Nutanix Enterprise Cloud Platform leverages web-scale engineering and consumer-grade design to natively converge compute, virtualization and storage into a resilient, software-defined solution with rich machine intelligence. The result is predictable performance, cloud-like infrastructure consumption, robust security, and seamless application mobility for a broad range of enterprise applications. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2017 Nutanix, Inc. All rights reserved. Nutanix, the Enterprise Cloud Platform, Xi Cloud Services, Nutanix Calm and the Nutanix logo are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. Google and Google Cloud Platform are registered trademarks or trademarks of Google Inc. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	As of
	July 31,	July 31,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$99,209	$138,359
Short-term investments	85,991	210,694
Accounts receivable—net	110,659	178,876
Deferred commissions—current	17,864	27,679
Prepaid expenses and other current assets	16,138	28,362
Total current assets	329,861	583,970
Property and equipment—net	42,218	58,072
Deferred commissions—non-current	19,029	33,709
Intangible assets—net	—	26,001
Goodwill	—	16,672
Other assets—non-current	7,978	7,649
Total assets	$399,086	$726,073

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$52,111	$73,725
Accrued compensation and benefits	24,547	57,521
Accrued expenses and other liabilities	5,537	9,414
Deferred revenue—current	130,569	233,498
Total current liabilities	212,764	374,158
Deferred revenue—non-current	165,896	292,573
Senior notes	73,260	—
Convertible preferred stock warrant liability	9,679	—
Early exercised stock options liability	2,320	851
Other liabilities—non-current	1,103	10,289
Total liabilities	465,022	677,871
Commitments and contingencies
Convertible preferred stock	310,379	—
Stockholders’ (deficit) equity:
Common stock	1	4
Additional paid-in capital	65,629	948,134
Accumulated other comprehensive loss	(12)	(106)
Accumulated deficit	(441,933)	(899,830)
Total stockholders’ (deficit) equity	(376,315)	48,202
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$399,086	$726,073

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2016	2017	2016	2017
Revenue:
Product	$109,216	$171,704	$350,798	$583,011
Support and other services	30,569	54,398	94,130	183,858
Total revenue	139,785	226,102	444,928	766,869
Cost of revenue:
Product (1)(2)	42,480	76,187	133,541	249,393
Support and other services (1)	11,899	21,330	37,246	77,938
Total cost of revenue	54,379	97,517	170,787	327,331
Gross profit	85,406	128,585	274,141	439,538
Operating expenses:
Sales and marketing (1)(2)	87,917	132,503	288,493	500,529
Research and development (1)	35,129	67,817	116,400	288,619
General and administrative (1)	10,289	16,878	34,265	77,341
Total operating expenses	133,335	217,198	439,158	866,489
Loss from operations	(47,929)	(88,613)	(165,017)	(426,951)
Other income (expense)—net	(959)	(547)	(1,290)	(26,377)
Loss before provision for income taxes	(48,888)	(89,160)	(166,307)	(453,328)
Provision for income taxes	1,041	1,493	2,192	4,683
Net loss	$(49,929)	$(90,653)	$(168,499)	$(458,011)
Net loss per share attributable to common stockholders—basic and diluted	$(1.11)	$(0.59)	$(3.83)	$(3.57)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	44,934,140	152,581,557	43,970,381	128,295,563
(1)	Includes the following stock-based compensation expense:
	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2016	2017	2016	2017
Product cost of sales	$80	$642	$391	$3,066
Support cost of sales	204	2,201	968	10,411
Sales and marketing	1,895	12,972	8,006	78,117
Research and development	1,499	19,218	6,259	109,044
General and administrative	998	2,772	4,432	30,853
Total stock-based compensation expense	$4,676	$37,805	$20,056	$231,491
(2)	Includes the following amortization of intangible assets:
	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2016	2017	2016	2017
Product cost of sales	$—	$358	$—	$1,314
Sales and marketing	—	250	—	915
Total amortization of intangible assets	$—	$608	$—	$2,229

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Year Ended
	July 31,
	2016	2017
Cash flows from operating activities:
Net loss	$(168,499)	$(458,011)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,408	38,399
Stock-based compensation	20,056	231,491
Loss on debt extinguishment	—	3,320
Change in fair value of convertible preferred stock warrant liability	(2,004)	21,133
Change in fair value of contingent consideration	—	1,924
Other	129	764
Changes in operating assets and liabilities:
Accounts receivable—net	(71,406)	(67,382)
Deferred commission	(19,813)	(24,495)
Prepaid expenses and other assets	(3,460)	(15,830)
Accounts payable	19,985	21,280
Accrued compensation and benefits	10,709	32,687
Accrued expenses and other liabilities	(1,336)	4,944
Deferred revenue	192,867	223,598
Net cash provided by operating activities	3,636	13,822
Cash flows from investing activities:
Purchases of property and equipment	(42,294)	(50,181)
Purchases of investments	(106,345)	(242,525)
Maturities of investments	102,135	84,156
Sale of investments	—	32,640
Payments for business acquisitions, net of cash acquired	—	(184)
Net cash used in investing activities	(46,504)	(176,094)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	254,455
Payments of offering costs, net	(3,186)	(1,660)
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	3,149	32,254
Repayment of senior notes	—	(75,000)
Debt extinguishment costs	—	(1,580)
Payment of debt in conjunction with a business acquisition	—	(7,124)
Proceeds from long-term debt - net of issuance costs	73,255	—
Other	980	77
Net cash provided by financing activities	74,198	201,422
Net increase in cash and cash equivalents	31,330	39,150
Cash and cash equivalents—beginning of period	67,879	99,209
Cash and cash equivalents—end of period	$99,209	$138,359
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$2,455	$5,213
Cash paid for interest	$2,188	$1,271
Supplemental disclosures of non-cash investing and financing information:
Vesting of early exercised stock options	$3,205	$1,614
Purchases of property and equipment included in accounts payable	$5,007	$5,591
Offering costs included in accounts payable	$902	$85
Conversion of convertible preferred stock to common stock, net of issuance costs	$—	$310,379
Reclassification of convertible preferred stock warrant liability to additional paid-in capital	$—	$30,812
Issuance of common stock for business acquisitions	$—	$27,063

Reconciliation of Revenue to Billings
(In thousands, unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2016	2017	2016	2017
Total revenue	$139,785	$226,102	$444,928	$766,869
Change in deferred revenue, net of acquisitions (1)	66,843	63,071	192,867	223,598
Billings	$206,628	$289,173	$637,795	$990,467
(1)	Fiscal 2017 excludes $6.0 million of deferred revenue assumed in the PernixData acquisition.

Reconciliation of GAAP to Non-GAAP Profit Measures
(In thousands, except share and per share data, unaudited)

	GAAP	Non-GAAP Adjustments				Non-GAAP
	Three					Three
	Months					Months
	Ended July					Ended July
	31, 2017	(1)	(2)	(3)	(4)	31, 2017
Gross profit	$128,585	$2,843	$358	$—	$—	$131,786
Gross margin	56.9%	1.2%	0.2%	—		58.3%
Operating expenses:
Sales and marketing	132,503	(12,972)	(250)	—		119,281
Research and development	67,817	(19,218)	—	—		48,599
General and administrative	16,878	(2,772)	—	(1,748)		12,358
Total operating expenses	217,198	(34,962)	(250)	(1,748)	$—	180,238
Loss from operations	(88,613)	37,805	608	1,748	$—	(48,452)
Net loss	$(90,653)	$37,805	$608	$1,748	$(78)	$(50,570)
Weighted-shares outstanding, basic and diluted	152,581,557					152,581,557
Net loss per share, basic and diluted	$(0.59)	$0.25	$0.01	$—	$—	$(0.33)
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Tax effect of stock-based compensation expense

	GAAP	Non-GAAP Adjustments		Non-GAAP

	Three Months			Three Months
	Ended July 31,			Ended July 31,
	2016	(1)	(2)	2016
Gross profit	$85,406	$284	$—	$85,690
Gross margin	61.1%	0.2%	—%	61.3%
Operating expenses:
Sales and marketing	87,917	(1,895)	—	86,022
Research and development	35,129	(1,499)	—	33,630
General and administrative	10,289	(998)	—	9,291
Total operating expenses	133,335	(4,392)	—	128,943
Loss from operations	(47,929)	4,676	—	(43,253)
Net loss	$(49,929)	$4,676	$(1,437)	$(46,690)
Weighted-shares outstanding, basic and diluted	44,934,140			44,934,140
Pro forma adjustment	76,319,511			76,319,511
Pro forma weighted-shares outstanding, basic and diluted	121,253,651			121,253,651
Net loss per share, basic and diluted	$(1.11)
Pro forma net loss per share, basic and diluted *	$(0.41)	$0.04	$(0.01)	$(0.39)
(1)	Stock-based compensation expense
(2)	Change in fair value of preferred stock warrant liability

	GAAP	Non-GAAP Adjustments							Non-GAAP

	Fiscal Year								Fiscal Year
	Ended July								Ended July
	31, 2017	(1)	(2)	(3)	(4)	(5)	(6)	(7)	31, 2017
Gross profit	$439,538	$13,477	$1,314	$—	$—	$—	$—	$—	$454,329
Gross margin	57.3%	1.7%	0.2%	—%	—%	—%	—%	—%	59.2%
Operating expenses:
Sales and marketing	500,529	(78,117)	(915)	—	—	—	—	—	421,497
Research and development	288,619	(109,044)	—	—	—	—	—	—	179,575
General and administrative	77,341	(30,853)	—	(1,924)	(672)	—	—	—	43,892
Total operating expenses	866,489	(218,014)	(915)	(1,924)	(672)	—	—	—	644,964
Loss from operations	(426,951)	231,491	2,229	1,924	672	—	—	—	(190,635)
Net loss	$(458,011)	$231,491	$2,229	$1,924	$672	$21,133	$3,320	$(1,846)	$(199,088)
Weighted-shares outstanding, basic and diluted	128,295,563								128,295,563
Pro forma adjustment	13,418,815								13,418,815
Pro forma weighted-shares outstanding, basic and diluted	141,714,378								141,714,378
Net loss per share, basic and diluted	$(3.57)
Pro forma net loss per share, basic and diluted *	$(3.23)	$1.63	$0.02	$0.01	$0.01	$0.15	$0.02	$(0.01)	$(1.40)
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Change in fair value of contingent consideration assumed in the PernixData acquisition
(4)	Acquisition-related costs
(5)	Change in fair value of preferred stock warrant liability
(6)	Loss on debt extinguishment
(7)	Partial release of valuation allowance from the PernixData acquisition and tax effect of stock-based compensation expense

	GAAP	Non-GAAP Adjustments		Non-GAAP

	Fiscal Year			Fiscal Year
	Ended July			Ended July
	31, 2016	(1)	(2)	31, 2016
Gross profit	$274,141	$1,359	$—	$275,500
Gross margin	61.6%	0.3%	—%	61.9%
Operating expenses:
Sales and marketing	288,493	(8,006)	—	280,487
Research and development	116,400	(6,259)	—	110,141
General and administrative	34,265	(4,432)	—	29,833
Total operating expenses	439,158	(18,697)	—	420,461
Loss from operations	(165,017)	20,056	—	(144,961)
Net loss	$(168,499)	$20,056	$(2,004)	$(150,447)
Weighted-shares outstanding, basic and diluted	43,970,381			43,970,381
Pro forma adjustment	76,319,511			76,319,511
Pro forma weighted-shares outstanding, basic and diluted	120,289,892			120,289,892
Net loss per share, basic and diluted	$(3.83)
Pro forma net loss per share, basic and diluted *	$(1.40)	$0.17	$(0.02)	$(1.25)
(1)	Stock-based compensation expense
(2)	Change in fair value of preferred stock warrant liability

*Pro forma non-GAAP basic and diluted net loss per share was computed to give effect to the conversion of all outstanding convertible preferred stock upon closing of our initial public offering on October 5, 2016, as if the conversion had occurred at the beginning of the period.

Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Fiscal Year Ended
	July 31,		July 31,
	2016	2017	2016	2017
Net cash provided by operating activities	$2,366	$5,919	$3,636	$13,822
Purchase of property and equipment	(8,875)	(12,384)	(42,294)	(50,181)
Free cash flow	$(6,509)	$(6,465)	$(38,658)	$(36,359)

CONTACT:
Nutanix, Inc.
Investor Contact:
Tonya Chin, 408-560-2675
tonya@nutanix.com
or
Media Contact:
Kate Reed, 973-534-9292
kreed@nutanix.com